                                                                       EXHIBIT 1

                                SALES AGREEMENT


     THIS SALES AGREEMENT is entered into as of this 17th day of June, 1998, by and between Portfolio Boost III, L.P., an Iowa limited partnership (the "Partnership"), and Vacation Investors, Inc., an Iowa corporation ("VII"). Portfolio Boost, L.L.C., an Iowa limited liability company (the "General Partner"), is also a party hereto for purposes of Sections 2, 7 and 8 below.

                                    RECITALS

     WHEREAS the Partnership is an Iowa limited partnership of which the General Partner is the general partner; and

     WHEREAS the Partnership desires to raise capital to engage in the business of speculative trading of various domestic and foreign futures contracts and options and contemplates raising such capital through the offering of up to a maximum of $25,000,000 of units of limited partnership interests ("Units") pursuant to a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the "SEC") (the "Offering"); and

     WHEREAS VII is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), is registered as a broker dealer with the SEC, and is or will be, as the case may be, licensed by the appropriate regulatory agency in each state in which Units may be offered and sold; and

     WHEREAS the Partnership desires to retain VII as its exclusive sales agent to use its best efforts to sell the Units, and VII is willing and desires to serve as the exclusive sales agent for the sale of the Units on a best efforts basis, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Engagement.
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          (a) Subject to the terms and conditions herein set forth, the
Partnership hereby engages and appoints VII as the Partnership's exclusive agent to use VII's best efforts to sell Units for the Partnership's account. VII hereby accepts such engagement and appointment and covenants, warrants and agrees that all Units sold by it will be sold according to all of the terms and conditions of the Offering, the Rules of Fair Practice of the NASD and all state and federal laws applicable to VII's selling activities. Neither VII nor any other person shall give any information or make any representations, warranties or guarantees in connection with any offer or sale of any Units other than as contained in the Prospectus utilized in connection with the Offering (the "Prospectus") or in any other written materials as may be expressly authorized in writing by the Partnership from time to time.
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          (b) VII shall use its best efforts as the Partnership's agent, promptly following receipt of written notice from the Partnership of the effective date of the Offering, to sell the Units, with all offers and sales to in all events be only at the price per Unit to be specified in, and in such quantities and to such persons and according to such terms as are contained in, the Prospectus and the related Registration Statement on Form SB-2 and the various related state Registration Statements (collectively, the "Registration Statements"). VII shall comply with all requirements set forth in the Prospectus and the Registration Statements, including, without limitation, the Escrow Agreement included as an exhibit thereto (the "Escrow Agreement"). As provided in the Escrow Agreement, during the Escrow Period (as that term is defined in the Escrow Agreement), VII shall (i) instruct all subscribers to make checks for subscriptions payable to "First American Bank--Escrow Agent For PB I," and (ii) promptly (and in all events by 12:00 noon of the next business day after receipt by VII) transmit all checks received from subscribers directly to the Escrow Agent (as that term is defined in the Escrow Agreement). VII shall use and distribute only the Prospectus, sales literature and advertising material that has been prepared or distributed by the Partnership, and such other sales literature and advertising material as shall conform in all respects to all applicable securities and other laws, rules, regulations and orders, including, without limitation, the Securities Act of 1933, and as shall be expressly approved in writing by the Partnership. The Partnership reserves the right to establish such additional procedures as it may deem necessary to insure compliance with the requirements of the Offering and of any applicable laws, rules, regulations or orders, and VII shall comply with all such additional procedures to the extent that it has received notice thereof.

          (c) During the term of this Agreement, the Partnership shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to VII's activities and performance under this Agreement.

          (d) The Units shall be offered and sold only where the Units may be legally offered and sold and only to such persons as shall be legally qualified to purchase the Units. The Partnership currently contemplates selling the Units in the states listed in the attached Exhibit A, and unless VII shall receive notice from the Partnership authorizing the offering and sale of Units in any states other than those set forth on Exhibit A, no Units shall be offered or sold except in such states. The Partnership also reserves the right, in its sole discretion, to determine to not offer and sell any Units, or to at any time and for any reason discontinue the offer and sale of Units, as the case may be, in any state set forth on Exhibit A, and VII shall not offer and sell or shall discontinue the further offer and sale of Units, as the case may be, in any such state upon receipt of notice from the Partnership to such effect.

          (e) Notwithstanding anything herein which may appear to be to the contrary, VII shall have no obligation under this Agreement to purchase any of the Units for its own account.

     2.   Compensation to VII.  The General Partner agrees, subject to the
          -------------------
following and to Section 8 below, to pay VII the following fees for the services to be provided by VII pursuant to this Agreement:

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     (a) The General Partner shall pay VII a fee (the "Fee") on each new subscription (including any additional subscription by an existing limited partner in the Partnership) which is both accepted and collected by the General Partner and the Partnership in the given calendar month in an amount calculated by multiplying (i) the dollar amount of such new subscription (the "Subscription Amount"), by (ii) 1.875%. The aggregate amount of Fees payable by the General Partner with respect to any given calendar month shall be payable within ten (10) business days of the close of that month.

     (b) If the limited partner who contributed a Subscription Amount to the Partnership has not, at any time before the Second Fee Date (as that term is defined below) caused the limited partner's capital account with the Partnership to fall below the Subscription Amount by reason of liquidations of units in the Partnership by the limited partner (the "Second Fee Condition"), the General Partner shall pay VII a fee (the "Second Fee") in an amount calculated by multiplying (i) the Subscription Amount, by (ii) 1.875%. The term Second Fee Date means the date which is the two (2) year anniversary of the date upon which the Subscription Amount was effective (as determined by the Limited Partnership Agreement of the Partnership) as a capital contribution to the Partnership. If a Second Fee is payable by the General Partner, it shall be paid within ten (10) business days of the Second Fee Date. For purposes of determining whether the Second Fee Condition has been satisfied, the limited partner's capital account shall be increased by the amount of any distributions made to the limited partner by the Partnership, and by the amount of any Partnership losses which have been allocated to the limited partner's capital account (the "Loss Adjustment").

     (c) If the limited partner who contributed a Subscription Amount to the Partnership has not, at any time before the Third Fee Date (as that term is defined below) caused the limited partner's capital account with the Partnership to fall below the Subscription Amount by reason of liquidations of units in the Partnership by the limited partner (the "Third Fee Condition"), the General Partner shall pay VII a fee (the "Third Fee") in an amount calculated by multiplying (i) the Subscription Amount, by (ii) 1.875%. The term Third Fee Date means the date which is the three (3) year anniversary of the date upon which the Subscription Amount was effective (as determined by the Limited Partnership Agreement of the Partnership) as a capital contribution to the Partnership. If a Third Fee is payable by the General Partner, it shall be paid within ten (10) business days of the Third Fee Date. For purposes of determining whether the Third Fee Condition has been satisfied, the limited partner's capital account shall be increased by the amount of any distributions made to the limited partner by the Partnership, and by the amount of the Loss Adjustment.

     In the event a limited partner contributes Subscription Amounts in different months, the Fee, Second Fee and Third Fee shall be calculated and payable separately based on each such respective Subscription Amount. In this circumstance, however, if the limited partner subsequently liquidates units in the Partnership, the amount of the liquidation proceeds shall be applied pro rata against the Subscription Amounts in question for purposes of determining the Loss Adjustment and whether the Second Fee Condition and the Third Fee Condition have been satisfied for each such subscription.

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

By way of example, if a limited partner contributes $10,000 in month one, then contributes an additional $10,000 in month six, and then liquidates $5,000 of units, $2,500 of said liquidation proceeds shall be applied against each of the two $10,000 Subscription Amounts for purposes of determining the Loss Adjustment and whether the Second Fee Condition and the Third Fee Condition have been satisfied for purposes of each such subscription.

     VII acknowledges and agrees that it shall not be entitled to and shall not receive any compensation whatsoever from the Partnership for the services to be provided and performed by VII under this Agreement, and that VII's compensation for such services shall be payable solely by the General Partner, and the Partnership shall have no liability or responsibility whatsoever for any such compensation. VII accordingly also agrees that any breach or default by the General Partner in the payment of any such compensation from time to time shall not constitute a breach or default of this Agreement and that VII shall continue to timely and fully perform all of its services, duties and obligations under this Agreement for the full term hereof notwithstanding any such breach or default from time to time by the General Partner.

     3.   Conditions to VII's Obligations.  VII's obligations hereunder are
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subject during the full term of this Agreement and the Offering to:  (a) the performance by the Partnership of its obligations hereunder; and (b) the conditions that (i) the Registration Statement on Form SB-2 pertaining to the Offering shall have been declared effective by the SEC and shall remain effective; (ii) the NASD shall have indicated that it does not disapprove of the underwriting arrangements with respect to the Offering; and (iii) no stop order shall have been issued by the SEC suspending the effectiveness of the Offering.

     4.   Conditions to the Partnership's Obligations.  The Partnership's
          -------------------------------------------
obligations hereunder are subject during the full term of this Agreement and the Offering to the conditions that: (a) the Registration Statement on Form SB-2 pertaining to the Offering shall have been declared effective by the SEC and shall remain effective; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Units shall have been issued or proceedings therefor initiated or threatened by any state or federal regulatory agency, including, without limitation, the SEC or the Commodity Futures Trading Commission; and (c) VII shall have satisfactorily performed all of its obligations hereunder.

     5.   Covenants of the Partnership.  The Partnership covenants, warrants and
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represents, during the full term of this Agreement, that:

          (a) It shall use its best efforts to prevent the sale of the Units through persons other than VII.

          (b) It shall provide VII, when received, with a copy of any letter from the NASD in which the NASD indicates that it does not disapprove of the underwriting arrangements with respect to the Offering.

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

          (c) It shall use its best efforts to maintain the effectiveness of the Registration Statement on Form SB-2 with the SEC and to file such amendments to said Registration Statement as may be reasonably necessary for that purpose.

          (d) It shall advise VII whenever and as soon as it receives or learns of any order issued by the SEC or any state regulatory agency or any other regulatory agency which suspends or withdraws any of the Registration Statements, or prevents the use of the Prospectus, or which otherwise prevents or suspends the Offering, or receives notice of any proceedings regarding any such order.

          (e) It shall use its best efforts to prevent the issuance of any order described in subsection (d) above and to obtain the lifting of any such order if issued.

          (f) It shall give VII notice when the Offering becomes effective and shall deliver to VII such number of copies of the Prospectus and any supplements and amendments thereto, in the form in which filed with the SEC, as VII may reasonably request in connection with the sale of the Units, which Prospectus shall in all respects conform to the applicable requirements of the Securities Act of 1933 and any applicable state securities law and all applicable rules and regulations promulgated thereunder, and which Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

          (g) It shall make available such number of copies of the Prospectus as VII reasonably requests for the purposes contemplated by the Securities Act of 1933 and any applicable state securities law and the rules and regulations promulgated thereunder.

          (h) It shall promptly notify VII of any amendments or supplements to Prospectus and shall furnish VII with copies thereof.

          (i) It shall keep VII fully informed of any material development to which the Partnership is a party or which concerns the business and condition of the Partnership.

          (j) It shall use its best efforts to cause the registration or qualification of the Units for offering and sale under the securities laws of all states listed on Exhibit A attached hereto, subject, however, to Section 1(d) above.

     6.   Covenants of VII.  VII covenants, warrants and represents, and
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undertakes that:

          (a) Based upon a review, to the extent relevant to the Offering, of the items referred to in Rule 2810(b)(3) of the Rules of Fair Practice of the NASD, as set forth in the Prospectus and other materials made available to it by the Partnership, it has reasonable grounds to believe that all material facts relating to the Offering are adequately disclosed and provide a basis for evaluating the Offering.

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

          (b) In recommending to a prospective subscriber the purchase of Units, VII shall have reasonable grounds to believe, on the basis of information obtained from the prospective subscriber concerning the subscriber's investment objectives, other investments, financial situation and needs, and any other information known by VII, that the prospective subscriber satisfies the criteria as to suitability set forth in Rule 2810(b)(2)(B)(i), and prior to executing a purchase transaction with respect to Units, VII shall inform the prospective subscriber of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment. This representation will survive the termination of this Agreement.

          (c) It shall maintain in its files such records as are required by applicable rules of the NASD and state securities commissions disclosing the basis upon which the determination of suitability was reached as to each subscriber who subscribes for Units through it.

          (d) If a subscriber provides any subscription documents to VII, VII shall provide the Partnership with such subscription documents.

          (e) It undertakes to comply with all other applicable NASD Rules of Fair Practice.

     7.   Payment of Costs and Expenses.  Unless otherwise agreed by the General
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Partner from time to time, VII shall pay all costs and expenses incident to the performance of VII's obligations under this Agreement, including:

          (a) All expenses incident to the preparation, printing and filing of all advertising originated by VII; and

          (b) All other costs and expenses incurred in connection with VII's sales efforts, except expenses which the Partnership has expressly assumed and are incurred in connection with its due diligence with respect to the Offering.

The amount of any costs and expenses of VII which may be reimbursed by the General Partner in any consecutive forthcoming twelve (12) month period shall not, when added to the Fees paid or payable on the aggregate subscriptions accepted and collected by the General Partner and the Partnership during that twelve (12) month period, exceed ten percent (10%) of such aggregate subscriptions.

     8.   Term of Agreement.  This Agreement shall become effective as of the
          -----------------
date hereof. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' prior written notice to the other party; provided, however, that this Agreement shall in any event
             -----------------
automatically terminate at the first occurrence of any of the following events:
(a) a stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Units shall have been issued by the SEC and such order is not withdrawn by the SEC within 10 business days of the issuance of such order; (b) the Offering shall be terminated; or (c) VII's license or registration to act as a broker-dealer shall be revoked or suspended by any federal or state regulatory agency and such revocation or suspension is not cured within 10 days from the date of

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

such occurrence. No further Second Fees or Third Fees shall be payable by the General Partner to VII from and after the date of the termination of this Agreement, whether this Agreement is terminated by the Partnership or VII, and for whatever reason, with or without cause. VII shall, however, be entitled to receive Fees pursuant to Section 2(a) following the termination of this Agreement with respect to any new subscriptions which were accepted by the General Partner prior to the effective date of the termination of this Agreement, provided such subscriptions are in fact subsequently collected by the Partnership.

     9.   Notices.  All notices and communications hereunder shall be in writing
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and, if sent to the Partnership, shall be mailed to:

          Portfoli Boost III, L.P.
          Attn:  Portfolio Boost, L.L.C.
          Cornerstone at Cantera
          4320 Winfield Road, Suite 320
          Warrenville, Illinois 60555

or, if sent to VII, shall be mailed to:

          Vacation Investors, Inc.
          Attn:  President
          Cornerstone at Cantera
          4320 Winfield Road, Suite 320
          Warrenville, Illinois 60555

     10.  Successors.  This Agreement may not be assigned or transferred by VII
          ----------
by operation of law or otherwise.

     11.  Construction.
          ------------

          (a) This Agreement shall be governed by and construed in accordance with the applicable laws of the State of Iowa and the laws of the United States, but without regard to any provision or rule of law which would require the application of the law of any other state or jurisdiction.

          (b) Nothing in this Agreement shall constitute VII as in association or in partnership with the Partnership and, instead, this Agreement shall only constitute VII as an independent contractor (and not as an employee or other agent of the Partnership) authorized by the Partnership to sell the Units according to the terms expressly set forth herein.

          (c) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

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

          (d) This Agreement embodies the entire understanding between the parties hereto, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless and until it is signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PORTFOLIO BOOST III, L.P.                     VACATION INVESTORS, INC.

By:  Portfolio Boost, L.L.C.
     General Partner

By:  /s/ Jeffrey A. Raun                       By: /s/ Jeffrey A. Raun
     ------------------------                  ---------------------------
     Jeffrey A. Raun, Member and                   Jeffrey A. Raun, President
       President

PORTFOLIO BOOST, L.L.C., for
purposes of Sections 2, 7 and 8


By: /s/ Jeffrey A. Raun
    ----------------------------------
      Jeffrey A. Raun, President

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

                                   EXHIBIT A
                               TO SALES AGREEMENT


States in which Units will be offered:

California
Colorado
Connecticut
Delaware
Florida
Illinois
Indiana
New Jersey
North Carolina
Pennsylvania
Virginia
Washington
Wisconsin

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